Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 25, 2016 (except as to the third paragraph of Note 2, as to which the date is September 22, 2016), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-213546) and related Prospectus of Coupa Software Incorporated for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

San Jose, California

September 22, 2016